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                                                                     EXHIBIT 5.1

            FOWLER, WHITE, GILLEN, BOGGS, VILLAREAL AND BANKER, P.A.

                                ATTORNEYS AT LAW

                      TAMPA - ST. PETERSBURG - CLEARWATER

                            FT. MYERS - TALLAHASSEE

     CABLE - FOWHITE            501 EAST KENNEDY BLVD.           TELECOPIER
      TELEX 52776                TAMPA, FLORIDA 33602          (813) 229-8313

                              POST OFFICE BOX 1438
                              TAMPA, FLORIDA 33601

                                 (813) 228-7411

                                January 28, 1998



JumboSports Inc.
4701 W. Hillsborough Avenue
Tampa, FL 33614

                 RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                 This opinion is given to you in connection with the filing by JumboSports Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-8 (the "Registration Statement") with respect to 1,000,000 shares of the common stock, $.01 par value, of the Company issuable pursuant to the Company's 1989 Stock Incentive Plan, as amended (the "Plan") (all shares of such stock issuable pursuant to the Plan are referred to herein as the "Common Stock"). As counsel for the Company, we have examined the relevant corporate documents incident to the giving of this opinion.

                 Based on the foregoing, we are of the opinion that the shares of Common Stock, when issued and delivered in accordance with the provisions of the Plan and the options issued thereunder, will be legally issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/      FOWLER, WHITE, GILLEN, BOGGS,
                                               VILLAREAL AND BANKER, P.A.
                                               -----------------------------

                                               FOWLER, WHITE, GILLEN, BOGGS,
                                               VILLAREAL AND BANKER, P.A.